      As filed with the Securities and Exchange Commission on April 2, 2002

                           Registration No. 333-62146

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 1
                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 Razorfish, Inc.
             (Exact name of registrant as specified in its charter)

                                32 Mercer Street
                            New York, New York 10013
                                 (212) 966-5960

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 Delaware                                 13-3804503
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                               Jean-Philippe Maheu
                             Chief Executive Officer
                                 Razorfish, Inc.
                           32 Mercer Street, 3rd Floor
                            New York, New York 10013
                                 (212) 966-5960

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                                    Copy to:

                               John Hempill, Esq.
                             Morrison & Foerster LLP
                           1290 Avenue of the Americas
                          New York, New York 10104-0012
                                 (212) 468-8000

Approximate date of commencement of the proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

Not applicable.

                     REMOVAL OF SECURITIES FROM REGISTRATION

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended, and as declared effective on November 2, 2001, (No. 333-62146) (the "Registration Statement") is being filed to deregister certain shares of common stock, preferred stock, debt securities and warrants to purchase shares of common stock or preferred stock of Razorfish, Inc. ("Razorfish"). Razorfish previously registered, pursuant to the Registration Statement, Class A common stock, par value $.01 per share ("Common Stock"), preferred stock, par value $.01 per share, debt securities, and warrants (hereinafter, collectively, the "Securities") with a maximum offering amount of $30,000,000. As of March 29, 2002, Razorfish completed six public offerings issuing an aggregate of 20,182,485 shares of Common Stock with an aggregate offering amount of $3,660,000 under the Registration Statement. Razorfish does not intend to sell any additional Securities under the Registration Statement. Accordingly, this Post-Effective Amendment is being filed to remove from registration all of the Securities which remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 2, 2002.

                               RAZORFISH, INC.

                               By:  /s/  Jean-Philippe Maheu
                                    --------------------------------------------
                                    Jean-Philippe Maheu, Chief Executive Officer

Pursuant to the requirements of Securities Act of 1933, the Registrant has duly caused this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Name and Signatures                           Title                           Date
      -------------------                     -----------------                --------------

/s/  Jean-Philippe Maheu               Chief Executive Officer and Director     April 2, 2002
-----------------------------
JEAN-PHILIPPE MAHEU                       (Principal Executive Officer)

/s/  Jean-Philippe Maheu*                    Chief Financial Officer            April 2, 2002
-----------------------------
JOHN J. ROBERTS                        (Principal Financial and Accounting
                                                    Officer)

/s/  Jean-Philippe Maheu*                           Director                    April 2, 2002
-----------------------------
CARTER F. BALES

/s/  Jean-Philippe Maheu*                           Director                    April 2, 2002
-----------------------------
PETER LUND

/s/  Jean-Philippe Maheu*                           Director                    April 2, 2002
-----------------------------
BO DIMERT


------------
* As Attorney-in-Fact for each of the named persons pursuant to a Power of Attorney included in the Registration Statement, File No. 333-62146, filed on June 1, 2001.